UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2020

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16335	73-1599053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (918) 574-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	MMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2020, Magellan Midstream Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Barclays Capital Inc., PNC Capital Markets LLC, TD Securities (USA) LLC and Truist Securities, Inc., each acting on behalf of itself and collectively as the representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Partnership of an additional $300,000,000 aggregate principal amount of the Partnership’s 3.95% Senior Notes due 2050 (the “Additional Notes”). The Additional Notes were issued at 109.678% of the face value amount and the Partnership agreed to sell the Additional Notes to the Underwriters at a purchase price of 108.803% of the principal amount thereof. The material terms of the Offering are described in the prospectus supplement dated December 2, 2020, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Additional Notes is registered with the Commission pursuant to the Partnership’s Registration Statement on Form S-3 (File No. 333-223097) that was filed with the Commission on February 20, 2018. The Additional Notes are additional notes under the Indenture, dated as of August 11, 2010, as supplemented by the Tenth Supplemental Indenture, dated as of August 19, 2019, with U.S. Bank National Association, as trustee, (the “Indenture”) pursuant to which the Partnership issued $500,000,000 aggregate principal amount of its 3.950% Senior Notes due 2050 (the “Original Notes”). The Additional Notes, together with the Original Notes, will be treated as a single series for purposes of giving notices, consents, waivers, amendments and taking any other action permitted under the Indenture. Subject to customary conditions to closing, the transactions contemplated by the Underwriting Agreement will be consummated on December 16, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Partnership and its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, each of the Underwriters or their affiliates has a lending relationship with the Partnership or serve as a broker in its common unit repurchase program, or both, and U.S. Bank National Association, the trustee, is also an affiliate of U.S. Bancorp Investments, Inc., one of the Underwriters.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of December 2, 2020, among Magellan Midstream Partners, L.P. and Wells Fargo Securities, LLC, Barclays Capital Inc., PNC Capital Markets LLC, TD Securities (USA) LLC and Truist Securities, Inc., as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

By:	Magellan GP, LLC,
its general partner

Dated: December 2, 2020	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Vice President and Secretary